Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida 34997
www.nuco2.com
email: investor_relations@nuco2.com

FOR IMMEDIATE RELEASE	CONTACTS:	Michael E. DeDomenico Chairman and CEO Robert R. Galvin CFO and Executive Vice President (772) 221-1754

NUCO2 INC. ANNOUNCES END OF “GO SHOP” PERIOD WITH NO PARTIES DESIGNATED AS EXCLUDED PARTIES
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STUART, FLORIDA, March 17, 2008 -- NuCO2 Inc. (NASDAQ: NUCO) announced today that the “go shop” process conducted on its behalf by UBS Securities LLC, NuCO2’s financial advisor, pursuant to the Agreement and Plan of Merger, announced January 30, 2008, among NuCO2 and affiliates of Aurora Capital Group has ended.

During the “go shop” process, UBS contacted over 40 potential strategic and financial sponsors regarding their interest in pursuing a transaction, and no proposal was received that constitutes, or could reasonably be expected to result in, a proposal superior to that contemplated by the merger agreement.  As a result, no parties have been designated as excluded parties under the terms of the merger agreement.

Pursuant to the merger agreement, NuCO2 had the right to solicit and negotiate alternative proposals for a 45-day period following the date of the merger agreement.  With the expiration of the “go shop” period, NuCO2 is continuing to work closely with Aurora and UBS to complete the merger in a timely manner, subject to the satisfaction of the conditions set forth in the merger agreement and in Aurora’s debt financing commitment, which remains in effect.

About NuCO2

NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental U.S., NuCO2’s experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2’s revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit NuCO2’s website at www.nuco2.com.

Additional Information

NuCO2 will file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement, which will contain information about NuCO2, Aurora Capital Group, the proposed merger and related matters.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.  In addition to receiving the proxy statement from NuCO2 by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about NuCO2, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from NuCO2 by contacting NuCO2’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or via e-mail at proxy@mackenziepartners.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of NuCO2.

NuCO2 and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from NuCO2’s shareholders in connection with the proposed transaction.  Information about NuCO2 and its directors and executive officers, and their ownership of NuCO2’s securities, is set forth in NuCO2’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as "believes," "expects," "plans," "intends," "projects," "forecasts," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. We are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements.   Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to receive other required regulatory approvals, and (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger.  Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.